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                                                                       Exhibit 9

                       Brown, Wood, Ivey, Mitchell & Petty
                    One Liberty Plaza, New York, N.Y. 10006
                                  212-349-7500

                                January 26, 1982

Merrill Lynch Retirement Series Trust
One Liberty Plaza
165 Broadway
New York, New York  10080

Gentlemen:

         We have acted as counsel for Merrill Lynch Retirement Series Trust, a trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the organization of the Trust, its registration as an open-end investment company under the Investment Company Act of 1940 and the division of the shares of beneficial interest of the Trust, par value $.10 per share, to create a separate series of the Trust designated "Merrill Lynch Retirement Reserves Money Fund". This opinion is being furnished in connection with the registration of an indefinite number of shares of beneficial interest of Merrill Lynch Retirement Reserves Money Fund (the "Shares") under the Securities Act of 1933, which is to be effected pursuant to a registration statement on Form N-1, as amended (the "Registration Statement").
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         As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, the By-Laws of the Trust, the instrument creating Merrill Lynch
Retirement Reserves Money Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest of the Trust.

         In rendering this opinion, we have relied as to all matters of Massachusetts law upon the opinion of Messrs. Gaston Snow & Ely Bartlett dated January 21, 1982 rendered to the Trust.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.

                                       Very truly yours,

                                       /s/ Brown Wood Ivey Mitchell & Petty